Exhibit 10.1
AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT
OF
SS&C TECHNOLOGIES HOLDINGS, INC.
          This Amendment No. 2 (“Amendment”), dated March 2, 2010, to the Stockholders Agreement dated as of November 23, 2005, as amended by Amendment No. 1 to the Stockholders Agreement dated April 22, 2008 (collectively, the “Agreement”), is entered into by and among SS&C Technologies Holdings, Inc., a Delaware corporation (formerly known as Sunshine Acquisition Corporation) (the “Company”), Carlyle Partners IV, L.P., a Delaware limited partnership (“CP IV”), CP IV Coinvestment, L.P., a Delaware limited partnership (“Coinvestment”, and, together with CP IV, the “Initial Carlyle Stockholders”), and William C. Stone, an individual (“Executive”). Certain capitalized terms used herein without definition have the meanings ascribed to them in the Agreement (as amended hereby).
RECITALS:
          WHEREAS, the Company, the Initial Carlyle Stockholders and Executive desire to amend the Agreement in accordance with the terms of this Amendment.
AGREEMENT:
          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
          Section 1. Amendments.
          (a) Effective as of, and subject to, the closing of the Company’s initial public offering, Section 7(c) of the Agreement is hereby amended and restated in its entirety to read as follows:
          “(c) Removal. If the Carlyle Stockholders provide written notice to each other Stockholder indicating that such holders desire to remove, with or without cause, a Director designated by the Carlyle Stockholders, then such Director shall be removed, with or without cause, and each Stockholder hereby agrees to vote all Shares owned or held of record by Stockholder to effect such removal. Notwithstanding the foregoing, no Director designated by the Carlyle Stockholders shall be removed, with or without cause, without the prior written consent of the Carlyle Stockholders. If Executive provides written notice to each other Stockholder indicating that Executive desires to remove, with or without cause, a Director designated by Executive, then such Director shall be removed, with or without cause, and each Stockholder hereby agrees to vote all Shares owned or held of record by such Stockholder to effect such removal. Notwithstanding the foregoing, no Director designated by Executive shall be removed, with or without cause, without the prior written consent of Executive. If the Carlyle Stockholders and the Chief Executive Stockholders, collectively, provide written notice to each other Stockholder indicating that such holders desire to remove, with or without cause, the Director designated collectively by the Carlyle Stockholders and the Chief Executive

Stockholders, then such Director shall be removed, with or without cause, and each Stockholder hereby agrees to vote all Shares owned or held of record by Stockholder to effect such removal. Notwithstanding the foregoing, no Director designated collectively by the Carlyle Stockholders and the Chief Executive Stockholders shall be removed, with or without cause, without the prior written consent of the Carlyle Stockholders and the Chief Executive Stockholders.
          (b) Effective as of, and subject to, the closing of the Company’s initial public offering, Section 9 of the Agreement is hereby amended by deleting “, 7(c)” immediately following the phrase “(i) the provisions of Sections 3, 4” in the proviso of Section 9.
          Section 2. Miscellaneous.
          (a) Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Parties under the Agreement or any agreement or instrument referred to therein, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any agreement or instrument referred to therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein. On and after the date hereof, any reference to the Agreement in any agreement or instrument referred to therein shall mean the Agreement as modified hereby.
          (b) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).
          (c) Interpretation. The headings of the Sections contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Amendment.
          (d) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
          (e) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.
[Remainder of Page Intentionally Left Blank.]

          IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:	/s/ William C. Stone
	Name:	William C. Stone
	Title:	Chairman of the Board and Chief Executive Officer

CARLYLE PARTNERS IV, L.P.,
a Delaware limited partnership

By: TC Group IV, L.P.,
its General Partner

By: TC Group IV Managing GP, L.L.C.,
its General Partner

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Claudius E. Watts, IV Name: Claudius E. Watts, IV
Title: Managing Director

CP IV COINVESTMENT, L.P.,
a Delaware limited partnership

By: TC Group IV, L.P.,
its General Partner

By: TC Group IV Managing GP, L.L.C.,
its General Partner
[Signature Page to Amendment No. 2 to Stockholders Agreement]

By: TC Group, L.L.C.,
its Managing Member

By: TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Claudius E. Watts, IV

Name: Claudius E. Watts, IV
Title: Managing Director

By:	/s/ William C. Stone
William C. Stone

[Signature Page to Amendment No. 2 to Stockholders Agreement]